Exhibit 99.2

         November 21, 2003

         BY HAND DELIVERY

         Mr. Ken Seiff
         Chief Executive Officer and Chairman of the Board of Directors Bluefly, Inc.
         42 West 39 Street
         New York, New York 10018

         Dear Ken:

         The purpose of this letter agreement (this "Agreement") is to outline the terms of my separation with Bluefly, Inc. ("Bluefly" or the "Company"). Pursuant to the terms set forth in this Agreement, I hereby resign my employment with the Company as its Executive Vice President and Corporate Secretary as of the date first written above. The Company hereby acknowledges and agrees that my resignation of employment shall be deemed a "Constructive Termination" pursuant to Section 7a(iii) of that certain Employment Agreement (the "Employment Agreement") dated as of July 31, 2002 by and between the Company and me, and the Company hereby irrevocably waives its right to written notice as required under
         Section 7a(iii) of the Employment Agreement.

         As such, the Company agrees that I am entitled to all the rights, powers and privileges afforded to me under Sections 4(b), 7(b) and 12 of the Employment Agreement and all stock option agreements by and between me and the Company in the case of a Constructive Termination. I confirm that there are no bonuses that have been earned and awarded but not yet paid within the meaning of Section 7b of the Employment Agreement. Pursuant to Section 7b of the Employment Agreement, I and the Company hereby agree to the following mutual release.

         Subject to the limitations set forth in immediately following sentence, I, my attorneys, heirs, executors, administrators and assigns do hereby fully, finally and forever release and discharge the Company, and its related companies, successors, assigns, officers, directors, agents and employees, of and from all claims, demands, actions, causes of actions, suits, damages, losses, expenses, attorneys' fees and controversies of any and every nature whatsoever arising from the beginning of time until the date of this Agreement, including, but not limited to, any claims arising from, or relating in any way to, my employment and the termination of my employment from the Company. This release includes an agreement not to sue or otherwise pursue any claim against the Company or the other released parties, and it covers, among others, any claims arising under the the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans With Disabilities Act, the Family and Medical Leave Act, and the New York State Human Rights Law or any other federal, state or local statute, ordinance, regulation or common law relating to employment or employment discrimination, excepting only claims under the Workers' Compensation and Unemployment Compensation laws. However, I do not waive any rights or claims the basis of which is action or inaction occuring after the date this Agreement is executed, or any rights to enforce this Agreement or the severance provisions of Section 7(b) of the Employment Agreement or a claim to enforce Section 4(b) or Section 12 of the Employment Agreement or any related stock option agreement.

         The Company, its successors, assigns, officers, directors, agents, employees and affiliates do hereby fully, finally and forever release and discharge me and my heirs, executors, administrators and assigns from all claims, demands, actions, causes of actions, suits, damages, losses, expenses, attorneys' fees and controversies of any and every nature whatsoever arising from the beginning of time until the date of this Agreement, including, but not limited to, any claims arising from, or relating in any way to, my employment and the termination of my employment from the Company. This release includes an agreement not to sue or otherwise pursue any released claim against me, and my heirs, executors, administrators and assigns. However, the Company does not waive any right to enforce the provisions of Section 9 of the Employment Agreement or Section 6 of the Employment Agreement.

         In addition to the severance benefits due to me pursuant to the Employment Agreement and related stock option agreements, the Company and I agree to enter into, as soon as reasonably practicable, a Professional Services Agreement in the form of Exhibit A attached hereto (the "Professional Services Agreement"). The parties acknowledge and agree that a breach by either party under the Professional Services Agreement shall not be a breach under this Agreement.

         The Company and I acknowledge and agree that the decision to sign this Agreement is completely voluntary and uncoerced, and that each party is entering into this Agreement with a full understanding of its terms and effect. The Company and I represent and warrant to each other that: (i) this Agreement has been duly authorized, executed and delivered; (ii) this Agreement, assuming due execution and delivery by me, constitutes the legal, valid and binding obligations of such person, enforeceable against such person in accordance with the terms hereof; and (iii) the execution, delivery or performance by such person of this Agreement or the consummation of the transactions contemplated hereby do not contravene any applicable law, rule, order or regulation to which such person is subject nor shall it result in any breach, constitute a default, or contravene any provision of any agreement or instrument to which the Company is a party or by which it or he is bound.

         This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York (without regard to conflicts of law principles). Any controversy or claim arising under this Agreement shall be resolved in the manner described in Section 11 of the Employment Agreement. This Agreement shall constitute the entire and exclusive agreement between the parties with respect to the matters addressed herein, and this Agreement may not be modified except in writing signed by both parties.

         If any terms or provisions of this Agreement shall, to any extent and under any circumstance, be illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the extent permitted by law.

                      [This page intentionally ends here.]

         Accepted and Agreed to:

         /s/ Jonathan Morris
         ----------------------
         Name:  Jonathan Morris

         AGREED TO:
         BLUEFLY, INC.

         By: /s/ E. Kenneth Seiff
            -----------------------
            Name:  E. Kenneth Seiff
            Title: Chief Executive Officer and Chairman of the Board of
                   Directors

         WITTNESSED:

         By: /s/ David Wassong
            --------------------
            Name:  David Wassong
            Title: Member of the Board of Directors of Bluefly, Inc.

                                                                       Exhibit A

                         PROFESSIONAL SERVICES AGREEMENT

         This Agreement (the "Agreement") is entered into as of the ____ day of ____________, 2003, by and between BLUEFLY, INC. ("Bluefly"), with its principal offices located at 42 West 39 Street, New York, New York 10018 and Jonathan Morris ("Consultant").

                                   WITNESSETH

         WHEREAS, Consultant desires to provide and Bluefly desires to obtain from time to time professional consulting and advisory services;

         NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and the fees paid and to be paid by Bluefly in connection with the Services (as hereinafter defined), the parties hereto agree as follows:

1.       SERVICES

         1.1 Services Provided. In accordance with the terms and conditions of this Agreement, Consultant agrees to provide to Bluefly such professional, consulting and advisory services as the parties shall from time to time agree (collectively, the "Services"). Consultant shall not subcontract any Services or use any other party to provide Services without the prior written approval of Bluefly, which approval may be withheld in Bluefly's sole discretion.

         1.2 Time and Place. Consultant shall provide the Services at times and places mutually agreed upon by Bluefly and Consultant.

         1.3 Independent Contractors. Consultant agrees that he shall be considered an independent contractor and that he shall not be deemed to be an employee of Bluefly. Consultant shall not be entitled to any employee benefits of Bluefly. Bluefly shall not withhold taxes or Social Security payments from any sum paid to the Consultant under this Agreement, except as required by law. Consultant shall have no authority to bind Bluefly, and shall not hold himself out as having such authority.

         1.4 Representations and Warranties. Each of the parties represents and warrants to the other that: (i) this Agreement has been duly authorized, executed and delivered; (ii) this Agreement, assuming due execution and delivery by the other, constitutes the legal, valid and binding obligations of such party, enforeceable against the Company in accordance with the terms hereof; and
(iii) the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby do not contravene any applicable law, rule, order or regulation to which the Company is subject nor shall it result in any breach, constitute a default, or contravene any provision of any agreement or instrument to which the Company is a party or by which it is bound.

         1.5 Activities Upon Expiration or Termination. Upon expiration or termination of this Agreement Consultant agrees to (a) cease all activities related to such Services, and (b) deliver to Bluefly all copies of Bluefly Confidential Information (as defined in Section 4.1 below), source code, supporting documentation, work papers and other tangible embodiment of the results of the Services performed to date (whether complete or partially complete), including without limitation the Work Product (as defined in Section
4.2 below).

2.       COMPENSATION AND EXPENSES

         2.1 Compensation for Services. Bluefly shall pay Consultant a weekly fee of Four Thousand Five Hundred Dollar ($4,500) during the term of this Agreement; provided that such fee shall accrue and the accrued amount paid out at the rate of $4,500 per week beginning six months after the commencement of the term of this Agreement; further provided that such payments shall be deferred and shall continue to be accrued to the extent of the amount of any consulting fees being earned for work performed following such six month period and such further deferred and accrued fees paid out such that the total payment of deferred and accrued fees and fees for current services do not exceed $4,500 in any week..

         2.2 Expenses. Bluefly shall reimburse Consultant for actual, reasonable, documented out-of-pocket expenses that are incurred by Consultant in connection with the Services.

3.       TERM AND TERMINATION

         3.1 Term. Unless earlier terminated as provided below, the term of this Agreement shall commence on _______, 2003 and shall continue until terminated by either party .

         3.2      Termination.

                  This Agreement may be terminated at any time by either party for any reason or no reason at all by providing written notice to the other in its sole discretion.

4.       CONFIDENTIALITY AND PROPRIETARY RIGHTS

         4.1      Non-Disclosure and Non-Use of Confidential Information.

         (a) Consultant agrees to keep in strictest confidence all Bluefly Confidential Information. As used herein, "Bluefly Confidential Information" shall mean any and all technical and non-technical information provided by Bluefly to the other, including but not limited to (a) patent and patent applications, (b) trade secret, and (c) proprietary information, including but not limited to, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties, and including, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information Bluefly provides regarding third parties

         (b) Consultant agrees that all Bluefly Confidential Information is very valuable, is deemed to be a trade secret (notwithstanding any public disclosure thereof by any source), and will be protected by civil and criminal law, and, where appropriate, by the law of copyright.

         (c) Consultant further agrees not to use or permit the use of any Bluefly Confidential Information for the benefit of anyone other than Bluefly.

         (d) Consultant agrees not to copy, reprint, duplicate, or recreate in whole or in part, alone or in combination with anything else, Bluefly Confidential Information without the prior express written consent of Bluefly.

         (e) Consultant covenants that upon demand therefor or upon the completion of the Services, any termination or expiration of this Agreement without demand therefor, it will deliver to Bluefly (or destroy and certify to the destruction of) all copies of any and all Bluefly Confidential Information and all materials related or pertaining to this Agreement, including, but not limited to, information and materials resident in the memory of any computer, any relevant planning data, technical and programming documentation and files, and will not retain any Bluefly Confidential Information in any form without the prior written consent of Bluefly.

         (f) The foregoing obligations of confidentiality and non-use shall not apply to any information (i) which is otherwise publicly available, provided, however, that information shall not be disqualified as Confidential Information (A) merely because it is embraced by more general or generic information which is in the public domain or available from a third party, or
(B) if it can only be reconstructed from information taken from multiple sources, none of which individually shows the whole combination (with matching degree of specificity), its principle of operation and/or the relevant use or method of use, as applicable, (ii) which the receiving party can demonstrate through tangible evidence was in the receiving party's possession prior to disclosure by the disclosing party, (iii) which is rightfully received from a third party and not derived directly or indirectly from any breach of a confidentiality obligation, or (iv) which the receiving party shall have received from the disclosing party written permission to disclose.

         (g) Consultant agrees that any breach of this Section 4.1 will cause irreparable damage to Bluefly and that in the event of such breach Bluefly shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Consultant's obligations hereunder.

         4.2      Assignment of Work Product.

         (a) Consultant agrees that all inventions, improvements, discoveries or developments including, but not limited to, web sites, content, computer software, source code, specifications, designs, documentation, and other materials developed or authored by Consultant which Consultant may make or conceive, either solely or jointly with others, which arise out of the Services provided hereunder or relate to the Project or exposure to Bluefly Confidential Information (collectively, "Work Product"), are a work made for hire and are the exclusive property of Bluefly free from any claim or retention of rights thereto on the part of Consultant (including for the purposes of copyright). In addition to the immediately preceding sentence and other than where the Work Product is considered a work made for hire, Consultant agrees to and does hereby grant, convey, and assign to Bluefly absolutely and exclusively all such Work Product and all intellectual property rights therein (including, but not limited to, all copyrights and patents).

         (b) Consultant agrees to promptly and fully disclose, in writing, all Work Product to Bluefly and to deliver to Bluefly, at its request, the source code and all supporting documentation for any and all Work Product.

         (c) Consultant agrees, at the request and expense of Bluefly and without charge beyond the charges provided pursuant to this Agreement, to execute all instruments and documents and to do all things which may be reasonably necessary to protect the rights of Bluefly and vest in Bluefly and its assigns all such Work Product and all intellectual property rights therein.

         4.3 Consultant's General Skill and Knowledge. Notwithstanding anything to the contrary contained herein, it is expressly understood by and agreed between the parties that Consultant shall be free to use and employ its general skill, know-how, and expertise and to use and employ any generalized ideas, concepts, know-how, methods, and techniques learned or acquired in the creation or development of the Work Product or in the course of providing Services hereunder, so long as it acquires and applies such information without disclosure of any Bluefly Confidential Information and without any infringement, misappropriation or unauthorized use or disclosure of any Work Product including the intellectual property rights therein or any other proprietary or intellectual property right of Bluefly.

         4.4 Survival. The provisions of Sections 4.1, 4.2, and 4.4 shall survive completion of the Services and/or termination this Agreement in perpetuity. The representations and warranties and covenants contained in
Section 1.6 shall survive for a period of two (2) years following the earlier of
(a) completion of the Services or (b) termination of this Agreement.

5.       INDEMNIFICATION

         5.1 Bluefly agrees that it shall to the fullest extent permitted by law indemnify and hold Consultant harmless and shall pay and reimburse Consultant for any loss, cost, damage, injury or other expense (including without limitation reasonable attorneys' fees) which Consultant incurs by reason of being or having been a consultant or advisor to the Company or by reason of the fact that Consultant is or was serving at the request of the Company. All indemnification shall be paid by Bluefly in advance of the final disposition of the matter (as incurred by Consultant) provided that Morris executes and deliver to Bluefly an undertaking to repay any amounts so advanced in the event that it shall be determined that Consultant is not entitled to indemnification hereunder. This indemnification obligation is in addition to any other indemnification provision contained in the Company's By-laws or pursuant to any other document, instrument or agreement and shall survive the term of Consultant's services hereunder.

         5.2 In the event that Consultant asserts his right of indemnification under Section 5.2 above, Bluefly shall have the right to select Consultant's counsel provided that there is no material conflict of interest between Bluefly and Consultant and provided such counsel is reasonably acceptable to Consultant. Notwithstanding the foregoing, Bluefly shall have the right to participate in, or fully control, any proceeding, compromise, settlement, resolution or other disposition of the claim or proceeding so long as Consultant is provided with a general release from Bluefly and the claimant in form and substance reasonably satisfactory to Consultant and no restrictions are imposed on Consultant as a result of the settlement.

6.       GENERAL

         6.1 Non-Solicitation of Employees. Consultant agrees that without the prior written consent of Bluefly it will not hire or cause to be hired any of Bluefly's employees, or induce any of Bluefly's employees to leave their employment, from the expiration or termination of this Agreement through a date one (1) year thereafter.

         6.2 Modification. This Agreement can only be modified by a written agreement duly signed by Consultant and the persons authorized to sign agreements on behalf of Bluefly and variance from the terms and conditions of this Agreement will be of no effect.

         6.3 Severability of Provisions. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or be impaired thereby.

         6.4 Entire Agreement. This Agreement is the complete and exclusive statement of the agreement between the parties as to the subject matter hereof which supersedes all proposals or agreements, oral or written, and all other communications between the parties related to the subject matter of this Agreement.

         6.5 Assignments. This Agreement and Consultant's rights, duties, and obligations under this Agreement are not transferable, delegable or assignable by Consultant without the prior written consent of Bluefly. Bluefly may assign this Agreement, or any of its rights or responsibilities hereunder to a party who acquires a majority of the voting equity of Bluefly, merges with or into Bluefly or a purchaser of all or substantially all of the assets of Bluefly.

         6.6 Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, and permitted assigns.

         6.7 Governing Law; Venue. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York, without giving effect to its conflict of law provisions. Except as set forth below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the "AAA") then pertaining in the City of New York, New York, by a single arbitrator to be mutual agreed upon by the parties or, if they are unable to so agree, by an arbitrator selected by the AAA. The parties shall be entitled to a minimal level of discovery as determined by the arbitrator. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         6.8 Authority. Each party represents that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of Bluefly represents that it has been properly authorized and empowered to enter into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Professional Services Agreement effective the day and year first above written.

                                                  BLUEFLY, INC.



                                                  By:
                                                     ---------------------------
                                                     Name:  E. Kenneth Seiff
                                                     Title: Chief Executive
                                                            Officer


                                                  ------------------------------
                                                  Name:
                                                  Title: